Exhibit 10.13

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”) dated as of December 20, 2019 (the “Effective Date”), among (a) SILICON VALLEY BANK, a California corporation, in its capacity as administrative agent and collateral agent (“Agent”), (b) SILICON VALLEY BANK, a California corporation, as a lender (“SVB”), (c) WESTRIVER INNOVATION LENDING FUND VIII, L.P., a Delaware limited partnership (“WestRiver”), as a lender (SVB and WestRiver and each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”), and (d) (i) ALEXO THERAPEUTICS INTERNATIONAL, an exempted company incorporated under the laws of the Cayman Islands (“Alexo”), and (ii) SIRPANT THERAPEUTICS, an exempted company incorporated under the laws of the Cayman Islands (“Sirpant”; together with Alexo, individually and collectively, jointly and severally, the “Borrower”), provides the terms on which Agent and the Lenders shall lend to Borrower, and Borrower shall repay Agent and the Lenders. The parties agree as follows:

ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. In addition, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease obligation under GAAP as in effect as of the date of this Agreement shall not be treated as a capital lease obligation solely as a result of the adoption of changes in GAAP). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14 of this Agreement. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

LOAN AND TERMS OF PAYMENT

Promise to Pay. Borrower hereby unconditionally promises to pay to Agent, for the ratable benefit of each Lender, the outstanding principal amount of all Credit Extensions advanced to Borrower by such Lender and accrued and unpaid interest thereon, together with any fees as and when due in accordance with this Agreement.

Term Loan Advances.

(a)    Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, the Lenders, severally and not jointly, shall make one (1) term loan advance to Borrower on or about the Effective Date in an original principal amount of Six Million Dollars ($6,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (the “Term A Loan Advance”). Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the Draw Period, the Lenders, severally and not jointly, shall make one (1) term loan advance available to Borrower in an original principal amount of Four Million Dollars ($4,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (the “Term B Loan Advance”). The Term A Loan Advance and the Term B Loan Advance are hereinafter referred to singly as the “Term Loan Advance” and collectively as the “Term Loan Advances”. After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.

(b)    Interest Period. Commencing on the first (1st) Payment Date of the month following the month in which the Funding Date of the applicable Term Loan Advance occurs and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest to Agent, for the account of the Lenders, in arrears, on the principal amount of each Term Loan Advance, at the rate set forth in Section 2.3(a).

(c)    Repayment of the Term Loan Advances. Commencing on the Term Loan Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay the aggregate outstanding Term Loan Advances to Agent, for the account of the Lenders, in (i) twenty-one (21) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a). All outstanding principal and accrued and unpaid interest with respect to the Term Loan Advances, and all other outstanding Obligations under the Term Loan Advances, are due and payable in full on the Term Loan Maturity Date.

(d)    Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advances advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Agent of its election to prepay the Term Loan Advances at least ten (10) days prior to such prepayment, and (ii) pays to Agent, for the account of the Lenders in accordance with its respective Pro Rata Share, on the date of such prepayment (A) the outstanding principal of the Term Loan Advances plus accrued and unpaid interest thereon, (B) the Prepayment Premium, (C) the Final Payment and (D) all other sums, if any, that shall have become due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

(e)    Mandatory Prepayment Upon an Acceleration. If the Term Loan Advances are accelerated by Agent, following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Agent, for the account of the Lenders in accordance with its respective Pro Rata Share, an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (ii) the Prepayment Premium, (iii) the Final Payment and (iv) all other sums, if any, that shall have become due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

Payment of Interest on the Credit Extensions.

(f)    Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under each Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (i) seven percent (7.00%) and (ii) two percent (2.00%) above the Prime Rate, which interest, in each case, shall be payable monthly in accordance with Section 2.3(d) below.

(g)    Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percent (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lenders’ Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

(h)    Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(i)    Payment; Interest Computation. Interest is payable monthly on the Payment Date and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

Fees. Borrower shall pay to Agent:

(j)    Final Payment. The Final Payment, when due hereunder, to be shared between the Lenders pursuant to their respective Term Loan Commitment Percentages;

(k)    Prepayment Premium. The Prepayment Premium, when due hereunder, to be shared between the Lenders pursuant to their respective Term Loan Commitment Percentages; and

(l)    Lenders’ Expenses. All Lenders’ Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Agent).

Unless otherwise provided in this Agreement or in a separate writing by Agent, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Agent or any Lender pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of any Lender’s obligation to make loans and advances hereunder. Agent may deduct amounts owing by Borrower under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(e). Agent shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.

Payments; Pro Rata Treatment; Application of Payments; Debit of Accounts.

(m)    All payments (including prepayments) to be made by Borrower under any Loan Document shall be made to Agent for the account of Lenders, in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Agent shall distribute such payments to Lenders in like funds as set forth in Section 2.6. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(n)    Each borrowing by Borrower from Lenders hereunder shall be made according to the respective Term Loan Commitment Percentages of the relevant Lenders.

(o)    Except as otherwise provided herein, each payment (including each prepayment) by Borrower on account of principal or interest on the Term Loan Advances shall be applied according to each Lender’s Pro Rata Share of the outstanding principal amount of the Term Loan Advances. The amount of each principal prepayment of the Term Loan Advances shall be applied to reduce the then remaining installments of the Term Loan Advances based upon each Pro Rata Share of Term Loan Advances.

(p)    Agent has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Agent shall allocate or apply any payments required to be made by Borrower to Agent or otherwise received by Agent or any Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(q)    Agent may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Agent or any Lender when due. These debits shall not constitute a set-off.

(r)    Unless Agent shall have been notified in writing by Borrower prior to the date of any payment due to be made by Borrower hereunder that Borrower will not make such payment to Agent, Agent may assume that Borrower is making such payment, and Agent may, but shall not be required to, in reliance upon such assumption, make available to Lenders their respective Pro Rata Share of a corresponding payment amount. If such payment is not made to Agent by Borrower within three (3) Business Days after such due date, Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of Agent or any Lender against Borrower.

Settlement Procedures. If Agent receives any payment for the account of Lenders on or prior to 12:00 p.m. (Pacific time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 12:00 p.m. (Pacific time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.

Withholding. Payments received by Agent from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Agent, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Agent receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.7 shall survive the termination of this Agreement.

CONDITIONS OF LOANS

Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the initial Credit Extension hereunder is subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Agent and the Lenders, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(s)    duly executed original signatures to the Loan Documents;

(t)    duly executed original signatures to the Warrant;

(u)    duly executed original signatures to the Debenture together with all notices required under the Debenture;

(v)    the Operating Documents of Borrower and a good standing certificate of each Borrower issued by the Registrar of Companies in the Cayman Islands as of a date no earlier than thirty (30) days prior to the Effective Date, register of directors and officers and register of mortgages and charges of each Borrower;

(w)    the Operating Documents of Guarantor;

(x)    a secretary’s or director’s corporate borrowing certificate of each Borrower with respect to such Borrower’s Operating Documents, incumbency and director’s resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents;

(y)    a certificate of an officer of Guarantor with respect to articles, specimen signatures and resolutions authorizing the execution and delivery of the Guaranty, the Debenture and the other Loan Documents to which the Guarantor is a party;

(z)    duly executed original signatures to the completed Borrowing Resolutions for each Borrower;

(aa)    certified copies, dated as of a recent date, of financing statement searches, as Agent may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(bb)    searches at the Companies Registration Office in Ireland and High Court Central Office in respect of Guarantor together with satisfactory explanations for any acts appearing on such searches;

(cc)    duly executed original signatures to the Collateral Assignment of License Agreement;

(dd)    a certified copy of the Register of Mortgages and Charges of Borrower updated to reflect the security interests granted over the Collateral;

(ee)    a legal opinion of Borrower’s Cayman Islands counsel in respect of Borrower, in form and substance acceptable to Lenders;

(ff)    a legal opinion of SVB’s Irish counsel in respect of Guarantor (authority/enforceability), in form and substance acceptable to Lenders;

(gg)    the Perfection Certificate of Borrower and Guarantor, together with the duly executed original signatures thereto; and

(hh)    payment of the fees and Lenders’ Expenses then due as specified in Section 2.4 hereof.

Conditions Precedent to all Credit Extensions. Each Lender’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(ii)    timely receipt by the Lenders of (i) an executed Disbursement Letter; and (ii) an executed Payment/Advance Form and any materials and documents required by Section 3.4;

(jj)    the representations and warranties in this Agreement shall be true and correct in all material respects on the date of the Disbursement Letter (and the Payment/Advance Form) and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date; and

(kk)    Agent and each Lender determine to its satisfaction that there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent and the Lenders.

Covenant to Deliver. Borrower agrees to deliver to Agent and each Lender each item required to be delivered to Agent and each Lender under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Agent and each Lender of any such item shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in each Lender’s sole discretion.

Procedures for Borrowing.

(ll)    Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, to obtain a Credit Extension, Borrower shall notify Agent (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time at least five (5) Business Days before the proposed Funding Date of such Credit Extension. Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Disbursement Letter (and Payment/Advance Form) executed by an Authorized Signer. Agent may rely on any telephone notice given by a person whom Agent believes is an Authorized Signer. On the Funding Date, Agent shall credit the Credit Extensions to the Designated Deposit Account. Agent may make Credit Extensions under this Agreement based on instructions from an Authorized Signer or without instructions if the Credit Extensions are necessary to meet Obligations which have become due.

(mm)    Funding. In determining compliance with any condition hereunder to the making of a Credit Extension that, by its terms, must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Credit Extension. Unless Agent shall have been notified in writing by any Lender prior to the date of any Credit Extension, that such Lender will not make the amount that would constitute its share of such borrowing available to Agent, Agent may assume that such Lender is making such amount available to Agent, and Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not made available to Agent by the required time on the Funding Date therefor, such Lender shall pay to Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate or (ii) a rate determined by Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to Agent. If such Lender’s share of such Credit Extension is not made available to Agent by such Lender within five (5) Business Days after such Funding Date, Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the Term Loan Advances, on demand, from Borrower.

CREATION OF SECURITY INTEREST

Grant of Security Interest. Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. For clarity, any reference to “Agent’s Lien” or any granting of collateral to Agent in this Agreement or any Loan Document means the Lien granted to Agent for the ratable benefit of the Lenders.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with SVB. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes SVB thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and SVB to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein, and by any and all other security agreements, mortgages or other collateral granted to Agent by Borrower and/or Guarantor as security for the Obligations, now or in the future. The Collateral may also be subject to Permitted Liens.

If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Agent shall terminate the security interest granted herein upon Borrower providing to SVB cash collateral acceptable to SVB in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to SVB cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by SVB in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

Priority of Security Interest. Borrower represents, warrants, and covenants that the security interests granted herein are and shall at all times continue to be a first priority perfected security interests in the Collateral. The Collateral may also be subject to Permitted Liens. If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof and grant to Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.

Authorization to File Financing Statements. Borrower hereby authorizes Agent, on behalf of the Lenders, to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Agent’s and Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral, by Borrower or any other Person, shall be deemed to violate the rights of Agent under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Agent’s discretion.

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

Due Organization, Authorization; Power and Authority. Borrower is duly existing, incorporated and in good standing in its jurisdiction of formation or incorporation and (to the extent applicable) in good standing as a Registered Organization (as applicable) in its jurisdiction of formation or incorporation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, each Borrower has delivered to Agent and each Lender a completed certificate signed by Borrower and Guarantor, entitled “Perfection Certificate” (the “Perfection Certificate”). Borrower represents and warrants to Agent and each Lender that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized or incorporated in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification or registration number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s registered office (if applicable), or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation or incorporation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement and that the Perfection Certificate shall be deemed to be updated to reflect the incorporation of any information disclosed by Borrower to Agent in writing pursuant to Section 7.2 hereof). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with Borrower’s organizational identification or registration number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by Borrower, and do not (i) conflict with any of Borrower’s Operating Documents or organizational/constitutional documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority on the part of Borrower (except such Governmental Approvals which have already been obtained and are in full force and effect, filings and registrations contemplated by this Agreement), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under this Agreement and other Loan Documents, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than SVB or SVB’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Agent and each Lender in connection herewith and which Borrower has given Agent notice and taken such actions as are necessary to give Agent, for the ratable benefit of the Lenders, a perfected security interest therein, pursuant to the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 7.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any Restricted License.

Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000.00).

Financial Statements; Financial Condition. All consolidated and consolidating financial statements for ALX Ireland and its direct and indirect Subsidiaries delivered to Agent and the Lenders fairly present in all material respects ALX Ireland’s and its direct and indirect Subsidiaries’ consolidated financial condition and each such entity’s consolidated results of operations. There has not been any material deterioration in ALX Ireland’s and its direct and indirect Subsidiaries’ consolidated financial condition since the date of the most recent financial statements submitted to Agent and the Lenders.

Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature/fall due.

Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in compliance with all applicable laws. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business.

Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities or shares except for Permitted Investments.

Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all national, foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000.00).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Agent in writing of the commencement of, and any material development in, the proceedings and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Fifty Thousand Dollars ($50,000.00). Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans of Borrower in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes or for any purpose which would be prohibited under sections 82 or 239 of the Irish Companies Act 2014.

Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Agent or any Lender in connection with the Loan Documents, or the transactions contemplated thereby, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Agent and each Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

Government Compliance.

(nn)    Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(oo)    Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent, for the ratable benefit of the Lenders, in the Collateral. Subject to the prior sentence hereof, Borrower shall promptly provide copies of any such obtained Governmental Approvals to Agent.

Financial Statements, Reports, Certificates. Provide Agent and each Lender with the following:

(pp)    Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, company prepared consolidated and consolidating balance sheet and income statement covering ALX Ireland’s and its direct and indirect Subsidiaries’ consolidated operations for such month certified by a Responsible Officer and in a form of presentation reasonably acceptable to Agent (the “Monthly Financial Statements”);

(qq)    Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants (if any) set forth in this Agreement and such other information as Agent or the Lenders may reasonably request;

(rr)    Board Projections. As soon as available, at least annually, and in any event no later than the earlier to occur of (i) sixty (60) days after the end of each fiscal year of ALX Ireland and (ii) ten (10) days after Board approval, and contemporaneously with any updates or changes thereto, annual Board-approved operating budget and financial projections with respect to ALX Ireland and its direct and indirect Subsidiaries, in a form of presentation reasonably acceptable to Agent;

(ss)    Annual Audited Financial Statements. As soon as available, but no later than October 31st of each year, beginning with ALX Ireland’s fiscal year ending December 31, 2019, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than a qualification as to going concern typical for venture backed companies similar to ALX Ireland) on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent. Notwithstanding the foregoing, if the Board determines in its reasonable discretion not to require an audit for any fiscal year of ALX Ireland, then Agent shall accept company prepared annual consolidated financial statements no later than thirty (30) days after the end of such fiscal year of ALX Ireland;

(tt)    Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made available to ALX Ireland’s security holders (in their capacity as such) or to any holders of Subordinated Debt (in their capacity as such);

(uu)    SEC Filings. In the event that ALX Ireland becomes subject to the reporting requirements under the Exchange Act, within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by ALX Ireland with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which ALX Ireland posts such documents, or provides a link thereto, on ALX Ireland’s website on the internet at ALX Ireland’s website address; provided, however, Borrower shall promptly notify Agent and the Lenders in writing (which may be by electronic mail) of the posting of any such documents;

(vv)    Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000.00) or more;

(ww)    Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that each Lender relies on such true, accurate and up-to-date beneficial ownership information to meet such Lender’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(xx)    Other Financial Information. Other financial information reasonably requested by Agent or any Lender.

Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Agent of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00), individually or in the aggregate.

Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

Insurance.

(yy)    Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Agent. All property policies shall have a lender’s loss payable endorsement showing Agent as the sole lender loss payee. All liability policies shall show, or have endorsements showing, Agent as an additional insured. Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(zz)    Ensure that proceeds payable under any property policy are, at Agent’s option, payable to Agent for the ratable benefit of the Lenders on account of the Obligations.

(aaa)    At Agent’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

Operating Accounts.

(bbb)    Maintain all of its and all of its Subsidiaries’ operating accounts and excess cash with SVB and SVB’s Affiliates. In addition, Borrower shall conduct all of its primary banking facilities with SVB, including, without limitation, letters of credit and business credit cards.

(ccc)    Provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than SVB or SVB’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than SVB) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of the Lenders. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Agent and the Lenders by Borrower as such.

Protection of Intellectual Property Rights.

(ddd)    (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property material to Borrower’s business; (ii) promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to Borrower’s business; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(eee)    Provide written notice to Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents.

Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Agent, without expense to Agent or any Lender, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Agent and/or the Lenders may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent and/or any Lender with respect to any Collateral or relating to Borrower.

Access to Collateral; Books and Records. Allow Agent, or its agents, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’ Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months (or more frequently as Agent in its sole but reasonable discretion determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrower’ expense and the charge therefor shall be One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Agent’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Agent schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to reschedule the audit with less than eight (8) days written notice to Agent, then (without limiting any of Agent’s or any Lender’s rights or remedies) Borrower shall pay Agent a fee of Two Thousand Dollars ($2,000.00) plus any out-of-pocket expenses incurred by Agent to compensate Agent for the anticipated costs and expenses of the cancellation or rescheduling.

Further Assurances. Execute any further instruments and take further action as Agent and the Lenders reasonably request to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement, including but not limited to, updating its Register of Mortgages and Charges to reflect the security interests granted over the Collateral. Deliver to Agent and the Lenders, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

6.11    Post-Closing Conditions. Within thirty (30) days after the Effective Date, Borrower shall deliver to Agent, evidence satisfactory to Agent that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Agent.

NEGATIVE COVENANTS

Borrower shall not do any of the following without the prior written consent of the Lenders:

Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens, Permitted Investments, and transactions of the type described in and permitted under Section 7.7; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; and (e) of other personal property with an aggregate value not to exceed One Hundred Thousand Dollars ($100,000.00) in any twelve (12) month period.

Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate, wind-up or dissolve; (c) fail to provide notice to Agent and Lenders of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after such Key Person’s departure from Borrower; or (d) permit or suffer any Change in Control.

Borrower shall not, without at least fifteen (15) days prior written notice to Agent: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations (other than clinical trial sites) contain less than Fifty Thousand Dollars ($50,000.00) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000.00) to a bailee at a location other than (x) to a bailee and at a location already disclosed in the Perfection Certificate or (y) to a clinical trial site, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Fifty Thousand Dollars ($50,000.00) of Borrower’s assets or property, then Borrower will use commercially reasonable efforts to cause such landlord to execute and deliver a landlord consent in form and substance reasonably satisfactory to Agent. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000.00)) to a bailee (other than clinical trial sites), and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Agent.

Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens and Transfers permitted by Section 7.1, permit any Collateral not to be subject to the first priority security interest granted herein (which Collateral may be subject to Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein and customary restrictions on assignment, transfer and encumbrances in license agreements under which Borrower or a Subsidiary is the licensee.

Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that Borrower may (i) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and (ii) pay dividends solely in common stock; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), or permit any of its Subsidiaries to do so, other than Permitted Investments.

Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) reasonable and customary compensation-related transactions or agreements or indemnification agreements in the ordinary course of business or otherwise approved by the Board or by Agent, and (c) transactions of the type described in and permitted under Section 7.7.

Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Agent and the Lenders.

Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction, as defined in ERISA, from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

Covenant Default.

(a)    Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7(b), or 6.11, or violates any covenant in Section 7; or

(b)    Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

Material Adverse Change. A Material Adverse Change occurs;

Attachment; Levy; Restraint on Business.

(a)    (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)    (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); or (b) any breach or default by Borrower or Guarantor, the result of which could reasonably be expected to have a material adverse effect on Borrower’s or any Guarantor’s business;

Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender or to induce Agent or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.6, 8.7, or 8.8 of this Agreement occurs with respect to any Guarantor, (d) the liquidation, winding up, or termination of existence of any Guarantor; or (e) (i) a material impairment in the perfection or priority of Agent’s, for the ratable benefit of the Lenders’, Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations occurs with respect to any Guarantor;

Subordinated Debt. Any subordination, intercreditor, or other similar agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement;

Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to adversely affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction; or

Termination of the License Agreement. The License Agreement is terminated without the prior written consent of the Lenders.

RIGHTS AND REMEDIES

Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent, in accordance with the Lender Intercreditor Agreement or, if such rights and remedies are not addressed in the Lender Intercreditor Agreement, as directed by Lenders having a majority of the Obligations, may, without notice or demand, do any or all of the following:

(fff)    declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent or any Lender);

(ggg)    stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement among Borrower, Agent, and/or any Lenders;

(hhh)    demand that Borrower (i) deposit cash with SVB in an amount equal to at least (A) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by SVB in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(iii)    terminate any FX Contracts;

(jjj)    verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent and/or the Lenders consider advisable, and notify any Person owing Borrower money of Agent’s security interest in such funds. Borrower shall collect all payments in trust for Agent, for the ratable benefit of the Lenders and, if requested by Agent, immediately deliver the payments to Agent, for the ratable benefit of the Lenders in the form received from the Account Debtor, with proper endorsements for deposit;

(kkk)    make any payments and do any acts Agent or any Lender considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest or charges and pay all expenses incurred. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(lll)    apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by Agent owing to or for the credit or the account of Borrower;

(mmm)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Agent, for the benefit of the Lenders is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Agent, for the ratable benefit of the Lenders;

(nnn)    place a “hold” on any account maintained with Agent or Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(ooo)    demand and receive possession of Borrower’s Books; and

(ppp)    exercise all rights and remedies available to Agent and the Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Power of Attorney. Borrower hereby irrevocably appoints Agent, for the benefit of the Lenders, as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code permits. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and each Lender’s obligation to provide Credit Extensions terminates.

Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s or Lender’s waiver of any Event of Default.

Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Agent shall have the right to apply in any order any funds in its possession, whether from Borrower’s account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Agent shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Agent and the Lenders for any deficiency. If Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.

Liability for Collateral. So long as Agent and Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in their possession or under the control of Agent and/or Lenders, Agent and Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

No Waiver; Remedies Cumulative. Agent’s and any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agent’s and each Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent and each Lender have all rights and remedies provided under the Code, by law, or in equity. Agent’s or any Lender’s exercise of one right or remedy is not an election and shall not preclude Agent or any Lender from exercising any other remedy under this Agreement or any other Loan Document or other remedy available at law or in equity, and Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

Borrower Liability. Each Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints each other as agent for itself for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. To the extent not prohibited by applicable law, each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Agent or the Lenders to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent and Lenders may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose or realize its security by judicial or non-judicial sale) without affecting any Borrower’s liability.

Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent or the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 9.8 shall be null and void. If any payment is made to a Borrower in contravention of this Section 9.8, such Borrower shall hold such payment in trust for Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

Each Borrower is entering into this Agreement, and making all representations and warranties hereunder, on a joint and several basis, and all covenants, agreements and undertakings herein expressed or implied on the part of each Borrower shall be deemed to be joint and several.

AGENT

Appointment and Authority.

(qqq)    Each Lender hereby irrevocably appoints SVB to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(rrr)    The provisions of this Section 10 are solely for the benefit of Agent and Lenders, and Borrower shall not have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary elsewhere in this Agreement, Agent shall not have any duties or responsibilities to any Lender or any other Person, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.

Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Indemnified Persons. The exculpatory provisions of this Section 10.2 shall apply to any such sub-agent and to the Indemnified Persons of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

(sss)    be subject to any fiduciary, trust, agency or other similar duties, regardless of whether any Event of Default has occurred and is continuing;

(ttt)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Lenders, as applicable; provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and

(uuu)    except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders (or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 13.7) or (ii) in the absence of its own gross negligence or willful misconduct.

Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

Reliance by Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Credit Extension that, by its terms, must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Credit Extension. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon Lenders and all future holders of the Credit Extensions.

Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default (except with respect to defaults in the payment of principal, interest or fees required to be paid to Agent for the account of Lenders), unless Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Lenders.

Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs of a Group Member or any Affiliate of a Group Member, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Group Members and their Affiliates and made its own decision to make its Credit Extensions hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any Affiliate of a Group Member that may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

Indemnification. Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so in accordance with the terms hereof, according to its Term Loan Commitment Percentage in effect on the date on which indemnification is sought under this Section 10.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Obligations shall have been paid in full, in accordance with its Term Loan Commitment Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Credit Extensions) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Credit Extensions and all other amounts payable hereunder.

Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower, any Guarantor or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to Lenders.

Successor Agent. Agent may at any time give notice of its resignation to Lenders and Borrower, which resignation shall not be effective until the time at which the majority of the Lenders have delivered to Agent their written consent to such resignation. Upon receipt of any such notice of resignation, the Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a financial institution with an office in the State of California, or an Affiliate of any such bank with an office in the State of California. If no such successor shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent has received the written consent of the majority of the Lenders to such resignation, then the retiring Agent may on behalf of Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor Agent be a Defaulting Lender and provided further that if the retiring Agent shall notify Borrower and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed and such collateral security is assigned to such successor Agent) and (2) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as the Lenders appoint a successor Agent as provided for above in this Section 10.9. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring

(or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.9). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Indemnified Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Defaulting Lender.

(vvv)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as long as said Lender is a Defaulting Lender.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Agent by such Defaulting Lender pursuant to Section 13.10), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as Borrower may request (so long as no Event of Default exists), to the funding of any Term Loan Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and Borrower, to be held in a Deposit Account and released pro rata to satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loan Advances under this Agreement; fourth, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Term Loan Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Term Loan Advances were made at a time when the conditions set forth in Section 3.1 were satisfied or waived, such payment shall be applied solely to pay the Term Loan Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loan Advances of such Defaulting Lender until such time as all Term Loan Advances are held by the Lenders pro rata in accordance with the Term Loan Commitments under this Agreement. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 10.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.4(a) or Section 2.4(b) for any period during which such Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(www)    Defaulting Lender Cure. If Borrower and Agent agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Term Loan Advances of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Term Loan Advances to be held on a pro rata basis by the Lenders in accordance with their respective Term Loan Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while such Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(xxx)    Termination of Defaulting Lender. Borrower may terminate the unused amount of the Term Loan Commitment of any Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 10.10(a)(ii) will apply to all amounts thereafter paid by Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim Borrower, Agent or any Lender may have against such Defaulting Lender.

(yyy)    If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the non-Defaulting Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person, remove such Person as Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the non-Defaulting Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the non-Defaulting Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Agent or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 11.

If to Borrower:	Alexo Therapeutics International
Sirpant Therapeutics
866 Malcolm Road, Suite 100
Burlingame, CA 94010
Attn: Finance Department

If to Agent or SVB:	Silicon Valley Bank
505 Howard Street, 3rd Floor
San Francisco, California 94105

with a copy to:	Morrison & Foerster LLP
200 Clarendon Street, 20th Floor
Boston, Massachusetts 02116

If to WestRiver:	WestRiver Innovation Lending Fund VIII, L.P.
c/o WestRiver Management, LLC
920 5th Avenue, Suite 3450
Seattle, WA 98104

CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Borrower, Agent, and Lenders each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or Lenders from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives to the extent permitted by applicable law any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives to the extent permitted by applicable law personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 11 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 12 shall survive the termination of this Agreement.

GENERAL PROVISIONS

Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all

Obligations (other than inchoate indemnity obligations) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement, including any unused Term Loan Commitments, may be terminated prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Agent. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. No termination of this Agreement shall in any way affect or impair any right or remedy of Agent or any Lender, nor shall any such termination relieve Borrower of any Obligation to any Lender, until all of the Obligations (other than inchoate indemnity obligations) have been paid and performed in full. Those Obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination and payment in full of the Obligations then outstanding.

Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent and Lenders’ prior written consent (which may be granted or withheld in Agent’s and Lenders’ sole discretion). Agent and each Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

Indemnification. Borrower agrees to indemnify, defend and hold Agent, each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agent or any Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lenders’ Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Agent, Lenders and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 13.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, or release, or subordinate Lenders’ security interest in, or consent to the transfer of, any Collateral shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by Agent, with the consent of the Lenders in accordance with the Lender Intercreditor Agreement or, if such item is not addressed in the Lender Intercreditor Agreement, as consented to by a majority of the Lenders, and Borrower. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents. In the event any provision of any other Loan Document is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall exclusively control.

Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

Confidentiality. Agent and each Lender agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Agent and/or any Lender’s subsidiaries or Affiliates, and their respective employees, directors, investors, potential investors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Agent and the Lenders, collectively, “Lender Entities”); (b) to prospective transferees, assignees, credit providers or purchasers of any of Agent’s or Lenders’ interests under or in connection with this Agreement and their Representatives (provided, however, that any such prospective transferee, assignee, credit provider, or purchaser or their Representatives shall have entered into an agreement containing provisions substantially the same as those in this Section 13.9); (c) as required by law, regulation, subpoena, or other order; (d) to Agent’s or any Lender’s regulators or as otherwise required in connection with Agent’s or any Lender’s examination or audit; (e) as Agent or any Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Agent and/or any Lender so long as such service providers have executed a confidentiality agreement with Agent or the Lenders, as applicable, with terms no less restrictive than those contained herein. The term “Information” means all information received from Borrower or Guarantor regarding such entity’s business, in each case other than information that is either: (i) in the public domain or in Agent’s or any Lender’s possession when disclosed to Agent or such Lender, or becomes part of the public domain (other than as a result of its disclosure by Agent or a Lender in violation of this Agreement) after disclosure to Agent and/or the Lenders; or (ii) disclosed to Agent and/or a Lender by a third party, if Agent or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information.

Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

Right of Setoff. Borrower hereby grants to Agent, for the ratable benefit of the Lenders, a Lien, security interest, and a right of setoff as security for all Obligations to Agent and the Lenders, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any entity under the control of Agent (including a subsidiary of Agent) in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or any Lender may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Agent or the Lenders arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable and documented attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

Patriot Act. Each Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and each of its Subsidiaries, which information includes the names and addresses of each Borrower and each of its Subsidiaries and other information that will allow Lender, as applicable, to identify Borrower and each of its Subsidiaries in accordance with the USA PATRIOT Act.

DEFINITIONS

Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” is defined in the preamble hereof.

“Agreement” is defined in the preamble hereof.

“ALX Ireland” is ALX Oncology Limited, a private company limited by shares incorporated under the laws of Ireland.

“ALX U.S.” is ALX Oncology Inc., a Delaware corporation.

“Alexo” is defined in the preamble hereof.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by SVB or any SVB Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in SVB’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Board” means Borrower’s board of directors or ALX Ireland’s board of directors, as applicable.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders or shareholders) and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary (or other appropriate representative) on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent and the Lenders a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Agent is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) SVB’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95.0%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of twenty-five percent (25.0%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities or shares in a public offering or to venture capital or private equity investors so long as Borrower identifies to the Agent and the Lenders the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Agent and the Lenders a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding capital stock of each Subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement).

“Claims” is defined in Section 13.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Collateral Assignment of License Agreement” is that certain Collateral Assignment of License Agreement dated as of the Effective Date executed by and among Borrower, Agent, the Lenders, and ALX U.S.

“Commitment” and “Commitments” means the Term Loan Commitment(s).

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan Advance, or any other extension of credit by any Lender for Borrower’s benefit under any Loan Document.

“Debenture” means the Irish law debenture dated on or about the Effective Date between ALX Ireland and Agent.

“Default Rate” is defined in Section 2.3(b).

“Defaulting Lender” is, subject to Section 10.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Term Loan Advances within two (2) Business Days of the date such Term Loan Advances were required to be funded hereunder unless such Lender notifies Agent and Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan Advance hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 10.10(b)) upon delivery of written notice of such determination to Borrower and each Lender.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is, collectively (i) the account number ending 956 (last three digits) maintained by Alexo with SVB, and (ii) the account number ending 906 (last three digits) maintained by Sirpant with SVB (provided, however, if no such account number is included, then the Designated Deposit Account shall be any deposit account of Borrower maintained with SVB as chosen by the Lenders).

“Disbursement Letter” is that certain form attached hereto as Exhibit D.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18 217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Agent at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Draw Period” is the period of time commencing upon the occurrence of the Term Sheet Event and continuing through the earlier to occur of (a) March 31, 2020, and (b) an Event of Default.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Event” means Borrower has provided Agent and the Lenders with evidence, satisfactory to Agent and each Lender in Agent’s and each Lender’s sole and absolute discretion, that ALX Ireland has received, after the Effective Date, unrestricted and unencumbered net cash proceeds in an amount of at least Fifty Million Dollars ($50,000,000.00) from the issuance and sale by ALX Ireland of its equity securities to investors (which amount shall be inclusive of any funds received by ALX Ireland with respect to the Interest Only Extension Event).

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by SVB from three federal funds brokers of recognized standing selected by it.

“Final Payment” is a payment (in addition to and not in substitution for the regular monthly payments of principal plus accrued interest) equal to the original principal amount of each Term Loan Advance extended by the Lenders to Borrower hereunder multiplied by six percent (6.0%) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the payment in full of the Term Loan Advances, (c) as required by Section 2.2(d) or 2.2(e), or (d) the termination of this Agreement.

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and SVB under which Borrower commits to purchase from or sell to SVB a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is (a) ALX Ireland, and (b) after the Effective Date, ALX Ireland and any other Person providing a Guaranty in favor of Agent and the Lenders.

“Guaranty” is (a) that certain Unconditional Guaranty dated as of the Effective Date executed by ALX Ireland in favor of Agent and the Lenders, as may be amended, modified, supplemented, or restated from time to time and (b) any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Group Member” means Borrower and its Subsidiaries.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 13.3.

“Information” is defined in Section 13.9.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, liquidation, provisional liquidation, winding up, administration, examinership or dissolution, arrangement, or other relief or the appointment of a liquidator, provisional liquidator, receiver, examiner, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Person or its assets.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)    its Copyrights, Trademarks and Patents;

(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)    any and all source code;

(d)    any and all design rights which may be available to such Person;

(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Only Extension Event” means Borrower has provided Agent and the Lenders with evidence, satisfactory to Agent and each Lender in Agent’s and each Lender’s sole and absolute discretion, on or prior to March 31, 2020, that ALX Ireland has received, after the Effective Date, but on or prior to March 31, 2020, unrestricted and unencumbered net cash proceeds in an amount of at least Forty Million Dollars ($40,000,000.00) from either (a) the issuance and sale by ALX Ireland of its equity securities to investors or (b) a partnership, joint-venture or strategic alliance.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is Borrower’s Director, who is Jaume Pons as of the Effective Date.

“Lender” and “Lenders” is defined in the preamble.

“Lender Entities” is defined in Section 13.9.

“Lender Intercreditor Agreement” is, collectively, any and all intercreditor agreement, master arrangement agreement or similar agreement by and between WestRiver and SVB, as each may be amended from time to time in accordance with the provisions thereof.

“Lenders’ Expenses” are all of Agent’s and the Lenders’ audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.

“Letter of Credit” is a standby or commercial letter of credit issued by SVB upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“License Agreement” means that certain Agreement dated as of May 25, 2016 by and between Alexo and ALX U.S, as such may be amended, modified, restated, replaced or supplemented and in effect from time to time.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Lender Intercreditor Agreement, each Disbursement Letter, the Debenture, the Guaranty, the Warrant, the Collateral Assignment of License Agreement, any Bank Services Agreement, any Control Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Agent and the Lenders in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Agent’s, for the ratable benefit of the Lenders, Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, financial condition of Borrower or ALX Ireland; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Monthly Financial Statements” is defined in Section 6.2(a).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Lenders’ Expenses, the Final Payment, the Prepayment Premium and other amounts Borrower owes Agent or any Lender now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services, if any, and including any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Agent and/or the Lenders, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency to the extent applicable) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation or exempted company, its bylaws/constitution in current form, certificate of incorporation, memorandum and articles of association, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit C.

“Payment Date” is the first (1st) calendar day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)    Borrower’s Indebtedness to Agent and the Lenders under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(c)    Subordinated Debt;

(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)    Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)    unsecured intercompany Indebtedness with respect to cost-plus or transfer pricing arrangement for the purchase of products or services in the ordinary course of business pursuant to the terms of the R&D Agreement;

(h)    other unsecured Indebtedness not otherwise permitted by Section 7.4 not exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate outstanding at any time; and

(i)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)    Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;

(b)    Investments consisting of Cash Equivalents;

(c)    Investments by Borrower in ALX U.S. in amounts necessary to fund the ordinary, necessary and current operating expenses of ALX U.S. pursuant to the terms of the R&D Agreement, including amounts necessary to fund clinical trial programs being run through ALX U.S., for the three (3) month period following the date on which such Investment is made (taking into account their revenue from other sources), so long as (i) an Event of Default does not exist at the time of any such Investment and would not exist after giving effect to any such Investment and (ii) the maximum cash balance maintained with ALX U.S. shall not exceed the Threshold Amount at any time;

(d)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(e)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Board;

(f)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(g)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (g) shall not apply to Investments of Borrower in any Subsidiary;

(h)    Investments by any Borrower in any other Borrower or by any Subsidiary in any Borrower; and

(i)    other Investments not otherwise permitted by Section 7.7 not exceed One Hundred Thousand Dollars in the aggregate outstanding at any time.

“Permitted Liens” are:

(a)    Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)    Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)    purchase money Liens or capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(e)    Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(f)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(g)    leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Agent, for the ratable benefit of the Lenders, a security interest therein;

(h)    non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;

(i)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j)    Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that (i) Agent and the Lenders have a first priority perfected security interest in the amounts held in such deposit and/or securities accounts to the extent required by Section 6.6 of this Agreement and (ii) such accounts are permitted to be maintained pursuant to Section 6.6 of this Agreement; and

(k)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business.

“Person” is any individual, sole proprietorship, partnership, exempted company, exempted limited partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Premium” shall be an additional fee, payable to Agent, for the ratable benefit of the Lenders based on their Pro Rata Share, with respect to the Term Loan Advances, in an amount equal to:

(a)    for a prepayment of the Term Loan Advances made on or prior to the first (1st) anniversary of the Effective Date, three percent (3.0%) of the then outstanding principal amount of the Term Loan Advances immediately prior to the date of such prepayment;

(b)    for a prepayment of the Term Loan Advances made after the first (1st) anniversary of the Effective Date, but on or prior to the second (2nd) anniversary of the Effective Date, two percent (2.0%) of the then outstanding principal amount of the Term Loan Advances immediately prior to the date of such prepayment; and

(c)    for a prepayment of the Term Loan Advances made after the second (2nd) anniversary of the Effective Date, but prior to the Term Loan Maturity Date, one percent (1.0%) of the then outstanding principal amount of the Term Loan Advances immediately prior to the date of such prepayment.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by SVB as its prime rate in effect at its principal office in the State of California (such SVB announced Prime Rate not being intended to be the lowest rate of interest charged by SVB in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loan Advances held by such Lender by the aggregate outstanding principal amount of all Term Loan Advances.

“R&D Agreement” means that certain Amended and Restated Research and Development Services Agreement by and between Alexo and ALX U.S. dated as of May 8, 2015, as amended by that certain Amendment No. 1 to Amended and Restated Research and Development Services Agreement by and between Alexo and ALX U.S. dated as of May 25, 2016, and as further amended by that certain Amendment No. 2 to Amended and Restated Research and Development Services Agreement by and between Alexo and ALX U.S. dated as of January 1, 2016.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Register of Mortgages and Charges” means the register of mortgages and charges of any Borrower formed or incorporated in the Cayman Islands maintained by such Borrower in accordance with section 54 of the Companies Law of the Cayman Islands.

“Removal Effective Date” is defined in Section 10.10(d).

“Representative” is defined in Section 13.9.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any director or any of the Chief Executive Officer, President and Chief Financial Officer of Borrower.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could reasonably be expected to interfere with the Agent’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Agent and the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent and the Lenders entered into between Agent, the Lenders and the other creditor), on terms acceptable to Agent and the Lenders.

“Subsidiary” is, as to any Person, a corporation, partnership, exempted company, exempted limited partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or ALX Ireland.

“SVB” is defined in the preamble hereof.

“Term A Loan Advance” is defined in Section 2.2(a).

“Term B Loan Advance” is defined in Section 2.2(a).

“Term Loan Advance” and “Term Loan Advances” are each defined in Section 2.2(a).

“Term Loan Amortization Date” is April 1, 2020 (which shall be extended until January 1, 2021 upon the occurrence of the Interest Only Extension Event).

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make a Term Loan Advance as and when available, up to the principal amount shown on Schedule 1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Term Loan Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the fourth decimal place) of the Term Loan Commitments represented by such Lender’s Term Loan Commitment at such time. The initial Term Loan Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.

“Term Loan Maturity Date” is December 1, 2021 (which shall be extended until September 1, 2022 upon the occurrence of the Interest Only Extension Event).

“Term Sheet” is defined in the definition of Term Sheet Event.

“Term Sheet Event” means confirmation by Agent, on or prior to March 31, 2020, that Borrower has delivered to Agent, a signed, binding, and unconditional term sheet (“Term Sheet”) from one or more parties, satisfactory to Agent and each Lender, in Agent’s and each Lender’s sole but reasonable discretion, in favor of, and accepted by Borrower or ALX Ireland, evidencing such party’s or parties’ commitment to either (i) purchase equity securities of Borrower or ALX Ireland or enter into a partnership, joint venture, or strategic alliance (on terms satisfactory to Agent and each Lender in Agent’s and each Lender’s sole but reasonable discretion), which would result in the receipt by Borrower or ALX Ireland of unrestricted and unencumbered net cash proceeds in an amount of at least Thirty Million Dollars ($30,000,000.00) or (ii) merge or consolidate with another Person, which merger or consolidation agreement shall provide for an up-front cash payment to Borrower or ALX Ireland in an amount of at least One Hundred Million Dollars ($100,000,000.00); provided that, in the case of either (i) or (ii) herein, such proposed transaction is consummated and Borrower or ALX Ireland has received such funds after the Effective Date, but no later than ninety (90) days after the execution of such Term Sheet.

“Threshold Amount” means a maximum aggregate amount of up Three Million Dollars ($3,000,000.00); which shall be increased to Five Million Dollars ($5,000,000.00) in the aggregate, upon the occurrence of the Equity Event.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrant” means, collectively, (a) that certain warrant instrument and warrant certificate to purchase stock dated as of the Effective Date between ALX Ireland and SVB and (b) that certain warrant instrument and warrant certificate to purchase stock dated as of the Effective Date between ALX Ireland and WestRiver, in each case, as may be amended, modified, supplemented and/or restated from time to time.

“WestRiver” is defined in the preamble hereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

EXECUTED AS A DEED BY: ALEXO THERAPEUTICS INTERNATIONAL

By	/s/ Jaume Pons

Name:	Jaume Pons

Title:	Director

In the presence of:	/s/ Melissa Aquino
Name:	/s/ Melissa Aquino

EXECUTED AS A DEED BY: SIRPANT THERAPEUTICS

By	/s/ Jaume Pons

Name:	Jaume Pons

Title:	Director

In the presence of:	/s/ Melissa Aquino
Name:	/s/ Melissa Aquino

AGENT:

SILICON VALLEY BANK, as Agent

By	/s/ Peter Sletteland

Name:	Peter Sletteland

Title:	Vice President

LENDERS:

SILICON VALLEY BANK

By	/s/ Peter Sletteland

Name:	Peter Sletteland

Title:	Vice President

  WESTRIVER INNOVATION LENDING FUND VIII, L.P.

By	/s/ Trent Dawson

Name:	Trent Dawson

Title:	CFO

[Signature Page to Loan and Security Agreement]

SCHEDULE 1

LENDERS AND COMMITMENTS

TERM LOAN COMMITMENTS

Lender	Term Loan Commitment	Term Loan Commitment Percentage
Silicon Valley Bank	$5,000,000.00	50.0%
WestRiver Innovation Lending Fund VIII, L.P.	$5,000,000.00	50.0%

TOTAL	$10,000,000.00	100.0000%

EXHIBIT A - COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements (including, without limitation, the License Agreement), franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (b) any interest of Borrower as a lessee or sublessee under a real property lease; (c) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Agent; (d) Equipment that is subject to a Lien that is otherwise permitted pursuant to subsection (c) of the definition of “Permitted Liens” if the holder of such Lien has expressly prohibited Borrower in writing from granting Liens on such property in favor of third parties; provided that immediately upon the ineffectiveness, lapse, or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all of its rights, title and interests in and to such property as if such provision had never been in effect; or (e) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Agent’s, for the ratable benefit of the Lenders, security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and the Lenders’ prior written consent.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK, as Agent, SVB, and WESTRIVER	Date:
FROM: ALEXO THERAPEUTICS INTERNATIONAL (“Alexo”)

SIRPANT THERAPEUTICS (“Sirpant”)

The undersigned authorized officer of Alexo and Sirpant (individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, SVB, and WestRiver (as amended, the “Loan Agreement”):

(1) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly Financial Statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited)	By October 31; if the Board determines in its reasonable discretion not to require an audit for any fiscal year of Borrower, then 30 days after such FYE	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Board-Approved Projections	Within the earlier to occur of (a) 60 days after FYE and (b) 10 days after Board approval, and contemporaneously with changes	Yes No

Cash maintained at ALX U.S. $             as of

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ALEXO THERAPEUTICS INTERNATIONAL

By

Name:

Title:

SIRPANT THERAPEUTICS

By

Name:

Title:

ALX ONCOLOGY LIMITED

By

Name:

Title:

AGENT USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

EXHIBIT C

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME

Fax To:	Date:

LOAN PAYMENT:    ALEXO THERAPEUTICS INTERNATIONAL AND SIRPANT THERAPEUTICS

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Term Loan Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete on the date of the request for an advance

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

EXHIBIT D

DISBURSEMENT LETTER

[DATE]

The undersigned, being the duly elected and acting                      of (i) ALEXO THERAPEUTICS INTERNATIONAL, an exempted company incorporated under the laws of the Cayman Islands (“Alexo”), and (ii) SIRPANT THERAPEUTICS, an exempted company incorporated under the laws of the Cayman Islands (“Sirpant”; together with Alexo, individually and collectively, jointly and severally, the “Borrower”), does hereby certify to (a) SILICON VALLEY BANK, a California corporation (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SILICON VALLEY BANK, a California corporation, as a lender, (c) WESTRIVER INNOVATION LENDING FUND VIII, L.P., a Delaware limited partnership (“WestRiver”), as a lender (SVB and WestRiver and each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”) in connection with that certain Loan and Security Agreement dated as of [                ], by and among Borrower, Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.    The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2.    No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.    Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.    All conditions referred to in Section 3 of the Loan Agreement to the making of a Credit Extension to be made on or about the date hereof have been satisfied or waived by Agent.

5.    No Material Adverse Change has occurred.

6.    The undersigned is an Authorized Signer.

[Balance of Page Intentionally Left Blank]

7A. The proceeds of the Term Loan Advance shall be disbursed as follows:

Disbursement from SVB:
Loan Amount	$
Plus:
—Deposit Received	$

Less:
—[Interim Interest]	($	)
—Lender’s Legal Fees	($	)*

Net Proceeds due from SVB:	$

Disbursement from WestRiver:
Loan Amount	$
Plus:
—Deposit Received	$

Less:
—[Interim Interest]	($	)

Net Proceeds due from WestRiver:	$

Disbursement from Agent (cumulative and not duplicative of the amounts set forth above):
Loan Amount
Plus:	$
—Deposit Received	$

Less:
—[Interim Interest]	($	)
—Lender’s Legal Fees	($	)*

Net Proceeds due from Agent:	$

TOTAL TERM LOAN ADVANCE NET PROCEEDS FROM LENDERS	$

7B.    Funds from [                ] (“Borrower”) Designated Deposit Account shall be disbursed as follows:

SVB:

*	Legal fees and costs are through the Effective Date. Post-closing legal fees and costs, payable after the Effective Date, to be invoiced and paid post-closing.

Term Loan Fees	$
Lender’s Legal Fees	$

WestRiver: Designated Deposit Account:

Term Loan Fees	$
Total Funds due from [ ] (“Borrower”)	$

8A.The aggregate net proceeds of the Term Loan Advance shall be transferred to the Designated Deposit Account as follows:

Account Name:
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive Santa Clara, California 95054
Account Number:
ABA Number:

8B. Borrower authorized SVB to debit the Total Funds from the Designated Deposit Account set forth below:

Account Name:
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive Santa Clara, California 95054
Account Number:
ABA Number:

[Balance of Page Intentionally Left Blank]

Dated as of the date first set forth above.

BORROWER:

ALEXO THERAPEUTICS INTERNATIONAL

By

Name:

Title:

SIRPANT THERAPEUTICS

By

Name:

Title:

LENDER:

SILICON VALLEY BANK

By

Name:

Title:

LENDER:

WESTRIVER INNOVATION LENDING FUND VIII, L.P.

By

Name:

Title:

JOINDER AND FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Joinder and First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 21st day of May, 2020, by and among (a) SILICON VALLEY BANK, a California corporation (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SILICON VALLEY BANK, a California corporation, as a lender, (c) WESTRIVER INNOVATION LENDING FUND VIII, L.P., a Delaware limited partnership (“WestRiver”), as a lender (SVB and WestRiver and each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”), (d) (i) ALEXO THERAPEUTICS INTERNATIONAL, an exempted company incorporated under the laws of the Cayman Islands (“Alexo”), and (ii) SIRPANT THERAPEUTICS, an exempted company incorporated under the laws of the Cayman Islands (“Sirpant”; together with Alexo, individually and collectively, jointly and severally, the “Existing Borrower”), and (e) ALX ONCOLOGY HOLDINGS INC., a Delaware corporation, whose address is 866 Malcolm Road, Suite 100, Burlingame, CA 94010 (“New Borrower”; and together with Existing Borrower, jointly and severally, individually and collectively, the “Borrower”).

RECITALS

A.    Existing Borrower, Agent and the Lenders have entered into that certain Loan and Security Agreement dated as of December 20, 2019 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.    The Lenders have extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.

C.    Existing Borrower has requested that Agent and the Lenders amend the Loan Agreement to (i) add New Borrower to the Loan Agreement, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Joinder to Loan Agreement. The undersigned, New Borrower, hereby joins the Loan Agreement and each of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New

Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

3.    Subrogation and Similar Rights. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Agent or the Lenders to: (i) proceed against either Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent and the Lenders may exercise or not exercise any right or remedy it has against either Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement or other Loan Documents, each Borrower agrees not to exercise any rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent and the Lenders under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from the other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by either Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise until the Obligations (other than inchoate indemnity obligations) have been paid and performed in full. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured

4.    Grant of Security Interest. To secure the prompt payment and performance of all the Obligations, New Borrower hereby grants to Agent, for the ratable benefit of the Lenders, a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired or arising, and wherever located, including, without limitation, all of New Borrower’s assets, and all New Borrower’s books relating to the foregoing and any and all claims, rights and interest in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Agent and the Lenders that are reasonably deemed necessary by Agent and the Lenders in order to grant a valid, perfected first priority security interest to Agent, for the ratable benefit of the Lenders, in the Collateral. New Borrower hereby authorizes Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Agent’s, for the ratable benefit of the Lenders’, interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of the Agent or the

Lenders under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Agent’s discretion.

5.    Representations and Warranties. New Borrower hereby represents and warrants to Agent that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.

6.    Delivery of Documents. New Borrower hereby agrees that the following documents shall be delivered to Agent prior to or contemporaneously with delivery of this Amendment, each in form and substance satisfactory to Agent:

A.	a duly executed secretary’s corporate borrowing certificate for New Borrower, together with the duly executed signatures thereto;

B.

the Operating Documents and long-form good standing certificate of New Borrower certified by the Secretary of State of Delaware, each as of a date no earlier than thirty (30) days prior to the date hereof;

C.	duly executed signatures to the completed Borrowing Resolutions for New Borrower;

D.

certified copies, dated as of a recent date, of financing statement searches, as Agent may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

E.	the Perfection Certificate of New Borrower, together with the duly executed signatures thereto; and

F.	such other documents as Agent may reasonably request.

7.    Amendments to Loan Agreement.

7.1    Preamble. The preamble is amended in its entirety and replaced with the following:

“    THIS LOAN AND SECURITY AGREEMENT (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”) dated as of December 20, 2019 (the “Effective Date”), among (a) SILICON VALLEY BANK, a California corporation, in its capacity as administrative agent and collateral agent (“Agent”), (b) SILICON VALLEY BANK, a California corporation, as a lender (“SVB”), (c) WESTRIVER INNOVATION LENDING FUND VIII, L.P., a Delaware limited partnership (“WestRiver”), as a lender (SVB and WestRiver and each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”), and (d) (i) ALEXO THERAPEUTICS INTERNATIONAL, an exempted company incorporated under the laws of the Cayman Islands (“Alexo”), (ii) SIRPANT THERAPEUTICS, an exempted company incorporated under the laws of the Cayman Islands (“Sirpant”) and (iii) ALX ONCOLOGY HOLDINGS INC., a Delaware corporation (“Parent”; together with Sirpant and Alexo, individually and collectively, jointly and severally, the “Borrower”), provides the terms on which Agent and the Lenders shall lend to Borrower, and Borrower shall repay Agent and the Lenders. The parties agree as follows:”

7.2    Section 2.7 (Withholding). Section 2.7 is amended in its entirety and replaced with the following:

“    2.7    Withholding.

(a)    Payments made by Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto) (“Taxes”), except as required by applicable law. Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction of Taxes from any such payment or other sum payable hereunder, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, the applicable recipient receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority, provided, however, that no such additional amounts will be paid in respect of any amounts required to be withheld (x) under FATCA or (y) under U.S. backup withholding rules. Borrower will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.7 shall survive the termination of this Agreement.

(b)    Each U.S. Lender shall, upon becoming party to this Agreement, deliver to any U.S. Borrower a complete and properly executed IRS Form W-9.

(c)    Each Non-U.S. Lender shall, upon becoming party to this Agreement, to the extent that such Non-U.S. Lender is entitled to an exemption from U.S withholding tax on payments under this Agreement, deliver to any U.S. Borrower a complete and properly executed IRS Form W-8BEN, W-8BEN-E, W-

8ECI or W-8IMY, as appropriate, or any successor form prescribed by the IRS, establishing that such Non-U.S. Lender is entitled to such exemption from U.S. withholding tax on interest. Notwithstanding Section 2.7(a) above, a U.S. Borrower shall not be required to pay any additional amount to any Lender under Section 2.7(a) if such Lender fails or is unable to deliver the forms, certificates or other evidence described in Section 2.7(b) or the preceding sentence, as applicable. Each Lender agrees that if any form it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the U.S. Borrower in writing of its legal inability to do so.”

7.3    Section 5.4 (Financial Statements; Financial Condition). Section 5.4 is amended in its entirety and replaced with the following:

“    5.4    Financial Statements; Financial Condition. All consolidated and consolidating financial statements for Parent and its direct and indirect Subsidiaries delivered to Agent and the Lenders fairly present in all material respects Parent’s and its direct and indirect Subsidiaries’ consolidated financial condition and each such entity’s consolidated results of operations. There has not been any material deterioration in Parent’s and its direct and indirect Subsidiaries’ consolidated financial condition since the date of the most recent financial statements submitted to Agent and the Lenders.”

7.4    Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is amending subsections (a), (c), (d), (e), and (f) in their entirety and replacing them with the following:

“    (a)    Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, company prepared consolidated and consolidating balance sheet and income statement covering (i) at all times prior to the month ended April 30, 2020, ALX Ireland’s and its direct and indirect Subsidiaries’ consolidated operations for such month, and (ii) commencing with the month ended April 30, 2020, Parent’s and its direct and indirect Subsidiaries’ consolidated operations for such month, in each case, certified by a Responsible Officer and in a form of presentation reasonably acceptable to Agent (the “Monthly Financial Statements”);”

“    (c)    Board Projections. As soon as available, at least annually, and in any event no later than the earlier to occur of (i) sixty (60) days after the end of each fiscal year of Parent and (ii) ten (10) days after Board approval, and contemporaneously with any updates or changes thereto, annual Board-approved operating budget and financial projections with respect to Parent and its direct and indirect Subsidiaries, in a form of presentation reasonably acceptable to Agent;”

“    (d)    Annual Audited Financial Statements. As soon as available, but no later than October 31st of each year, beginning with ALX Ireland’s fiscal year ended December 31, 2019 and for each fiscal year of Parent thereafter, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than a qualification as to going concern typical for venture backed companies similar to Parent) on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent. Notwithstanding the foregoing, if the Board determines in its reasonable discretion not to require an audit for any fiscal year of Parent, then Agent shall accept company prepared annual consolidated financial statements no later than thirty (30) days after the end of such fiscal year of Parent;”

“    (e)    Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made available to Parent’s security holders (in their capacity as such) or to any holders of Subordinated Debt (in their capacity as such);”

“    (f)    SEC Filings. In the event that Parent becomes subject to the reporting requirements under the Exchange Act, within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Parent with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Parent posts such documents, or provides a link thereto, on Parent’s website on the internet at Parent’s website address; provided, however, Borrower shall promptly notify Agent and the Lenders in writing (which may be by electronic mail) of the posting of any such documents;”

7.5    Section 13.2 (Successors and Assigns). Section 13.2 is amended in its entirety and replaced with the following:

“    13.2    Successors and Assigns.

(a)    This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent and Lenders’ prior written consent (which may be granted or withheld in Agent’s and Lenders’ sole discretion). Agent and each Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Agent or Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

(b)    Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each assignment delivered to it and register for the recordation of the names and addresses of the Lenders, including the principal amount of (and stated interest on) the portion of the Term Loan Advance owing to each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment shall become effective unless and until such assignment is recorded in the Register pursuant to this Section 13.2. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)    To the extent any Lender sells a participation, it shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loan Advance or other obligations under the Loan Documents (the “Participant Register”); provided that the Lenders shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in a Term Loan Advance or any commitments or other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such Term Loan Advance or any commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lenders shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.”

7.6    Section 13.12 (Electronic Execution of Documents). Section 13.12 is amended in its entirety and replaced with the following:

“    13.12    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, including any Electronic Signature as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands (the “Cayman Islands Electronic Signature Law”), or the keeping of records in electronic form, including any Electronic Record, as defined in Cayman Islands Electronic Signature Law, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Cayman Islands Electronic Signature Law; provided, however that sections 8 and 19(3) of the Cayman Islands Electronic Signature Law shall not apply to this Agreement or the execution or delivery thereof.”

7.7    Section 14.1 (Definitions). The following new terms and their respective definitions are hereby inserted to appear alphabetically in Section 14.1 of the Loan Agreement:

“    “Cayman Islands Electronic Signature Law” is defined in Section 13.12.”

“    “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Internal Revenue Code.”

“    “First Amendment Effective Date” is May 21, 2020.”

“    “Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.”

“    “Non-U.S. Lender” means, in the case of a Borrower that is a U.S. Person, any Lender or Agent (including any assignee thereof under Section 13.2 of this Agreement) that is not a U.S. Person.”

“    “Parent” is defined in the preamble hereof.”

“    “Participant Register” is defined in Section 13.2(c).”

“    “Register” is defined in Section 13.2(c).”

“    “Taxes” is defined in Section 2.7(a).”

“    “U.S. Borrower” means any Borrower that is a U.S. Person.”

“    “U.S. Lender” means, in the case of a Borrower that is a U.S. Person, any Lender or Agent (including any assignee thereof under Section 13.2 of this Agreement) that is a U.S. Person.”

“    “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.”

7.8    Section 14.1 (Definitions). The following terms and their respective definitions appearing in Section 14.1 of the Loan Agreement are amended in their entirety and replaced with the following:

“    “Board” means Borrower’s board of directors, as applicable.”

“    “Equity Event” means Borrower has provided Agent and the Lenders with evidence, satisfactory to Agent and each Lender in Agent’s and each Lender’s sole and absolute discretion, that ALX Ireland has received, after the Effective Date, unrestricted and unencumbered net cash proceeds in an amount of at least Fifty Million Dollars ($50,000,000.00) from the issuance and sale by ALX Ireland of its equity securities to investors (which amount shall be inclusive of any funds received by ALX Ireland with respect to the Interest Only Extension Event). Agent and each Lender acknowledge and agree that the Equity Event has occurred.”

“    “Interest Only Extension Event” means Borrower has provided Agent and the Lenders with evidence, satisfactory to Agent and each Lender in Agent’s and each Lender’s sole and absolute discretion, on or prior to March 31, 2020, that ALX Ireland has received, after the Effective Date, but on or prior to March 31, 2020, unrestricted and unencumbered net cash proceeds in an amount of at least Forty Million Dollars ($40,000,000.00) from either (a) the issuance and sale by ALX Ireland of its equity securities to investors or (b) a partnership, joint-venture or strategic alliance. Agent and each Lender acknowledge and agree that the Interest Only Extension Event has occurred.”

“    “Material Adverse Change” is (a) a material impairment in the perfection or priority of Agent’s, for the ratable benefit of the Lenders, Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.”

“    “Subsidiary” is, as to any Person, a corporation, partnership, exempted company, exempted limited partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.”

“    “Term Sheet Event” means confirmation by Agent, on or prior to March 31, 2020, that Borrower has delivered to Agent, a signed, binding, and unconditional term sheet (“Term Sheet”) from one or more parties, satisfactory to Agent and each Lender, in Agent’s and each Lender’s sole but reasonable discretion, in favor of, and accepted by Borrower or ALX Ireland, evidencing such party’s or parties’ commitment to either (i) purchase equity securities of Borrower or ALX Ireland or enter into a partnership, joint venture, or strategic alliance (on terms satisfactory to Agent and each Lender in Agent’s and each Lender’s sole but reasonable discretion), which would result in the receipt by Borrower or ALX Ireland of unrestricted and unencumbered net cash proceeds in an amount of at least Thirty Million Dollars ($30,000,000.00) or (ii) merge or consolidate with another Person, which merger or consolidation agreement shall provide for an up-front cash payment to Borrower or ALX Ireland in an amount of at least One Hundred Million Dollars ($100,000,000.00); provided that, in the case of either (i) or (ii) herein, such proposed transaction is consummated and Borrower or ALX Ireland has received such funds after the Effective Date, but no later than ninety (90) days after the execution of such Term Sheet. Agent and each Lender acknowledge and agree that the Term Sheet Event has occurred.”

“    “Warrant” means, collectively, (a) that certain amended and restated warrant to purchase stock dated as of the First Amendment Effective Date between Parent and SVB Financial Group and (b) that certain amended and restated warrant to purchase stock dated as of the First Amendment Effective Date between Parent and WestRiver, in each case, as may be amended, modified, supplemented and/or restated from time to time.”

7.9    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 3 attached hereto.

7.10    Exhibit C (Loan Payment/Advance Request Form). The Loan Payment/Advance Request Form appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the Loan Payment/Advance Request Form attached as Schedule 4 attached hereto.

7.11    Exhibit D (Disbursement Letter). The Disbursement Letter appearing as Exhibit D to the Loan Agreement is deleted in its entirety and replaced with the Disbursement Letter attached as Schedule 5 attached hereto.

8.    Limitation of Amendments.

8.1    The amendments set forth in Section 7, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document.

8.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

9.    Representations and Warranties. To induce Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and the Lenders as follows:

9.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

9.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

9.3    The organizational documents of Existing Borrower delivered to Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

9.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

9.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material agreement with a Person binding on Borrower, (c) any applicable material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

9.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

9.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

10.    Perfection Certificates. Existing Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 20, 2019 (the “Existing Borrower Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Agent in the Existing Borrower Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 2 hereto. New Borrower has delivered a Perfection Certificate in connection with this Amendment dated as of the date hereof (the “New Borrower Perfection Certificate”). Each Borrower hereby agrees that all references in the Loan Agreement to the “Perfection Certificate” shall hereinafter be deemed to be references to the Existing Borrower Perfection Certificate and the New Borrower Perfection Certificate, as applicable.

11.    Post-Closing Condition. Within thirty (30) days of the First Amendment Effective Date, Borrower shall deliver to Agent (a) evidence satisfactory to Agent that the insurance policies and endorsements required by Section 6.5 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Agent and (b) a certificate of good standing for Parent as a foreign corporation from the State of California, in form and substance satisfactory to Agent.

12.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

13.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Agent of this Amendment by each party hereto; (b) Bank’s receipt of the Acknowledgement of Amendment and Reaffirmation of Guaranty in the form attached hereto as Schedule 1, duly executed and delivered by Guarantor, and (c) Borrower’s payment to Agent of Agent’s and the Lenders’ legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EXECUTED AS A DEED BY: ALEXO THERAPEUTICS INTERNATIONAL

By	/s/ Jaume Pons

Name:	Jaume Pons

Title:	Director

In the presence of:	/s/ Christine Bee
Name:	Christine Bee

EXECUTED AS A DEED BY: SIRPANT THERAPEUTICS

By	/s/ Jaume Pons

Name:	Jaume Pons

Title:	Director

In the presence of:	/s/ Christine Bee
Name:	Christine Bee

ALX ONCOLOGY HOLDINGS INC.

By	/s/ Jaume Pons

Name:	Jaume Pons

Title:	Director and CEO

AGENT:

SILICON VALLEY BANK, as Agent

By	/s/ Peter Sletteland

Name:	Peter Sletteland

Title:	Vice President

LENDERS:

SILICON VALLEY BANK

By	/s/ Peter Sletteland

Name:	Peter Sletteland

Title:	Vice President

  WESTRIVER INNOVATION LENDING FUND VIII, L.P.

By	/s/ Trent Dawson

Name:	Trent Dawson

Title:	CFO

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

Section 1.    Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Joinder and First Amendment to Loan and Security Agreement dated as of even date herewith (“the “Amendment”).

Section 2.    Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instruction delivered in connection herewith.

Section 3.    Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of          May 21        , 2020

  SIGNED AND DELIVERED as a deed

  for and on behalf of ALX ONCOLOGY LIMITED

  by its lawfully appointed attorney

  Jaume Pons in the presence of:

/s/ Jaume Pons
(Signature)

/s/ Christine Bee
(Signature of Witness)

Christine Bee
(Name of Witness)

(Address of Witness)

(Occupation of Witness)

Schedule 2

N/A

Schedule 3

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK, as Agent, SVB, and WESTRIVER	Date:
FROM: ALEXO THERAPEUTICS INTERNATIONAL (“Alexo”)
SIRPANT THERAPEUTICS (“Sirpant”) ALX ONCOLOGY HOLDINGS INC. (“Parent”)

The undersigned authorized officer of Alexo, Sirpant, and Parent (individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, SVB, and WestRiver (as amended, the “Loan Agreement”):

(1) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly Financial Statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited)	By October 31; if the Board determines in its reasonable discretion not to require an audit for any fiscal year of Borrower, then 30 days after such FYE	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Board-Approved Projections	Within the earlier to occur of (a) 60 days after FYE and (b) 10 days after Board approval, and contemporaneously with changes	Yes No

Cash maintained at ALX U.S. $             as of

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ALEXO THERAPEUTICS INTERNATIONAL

By

Name:

Title:

SIRPANT THERAPEUTICS

By

Name:

Title:

ALX ONCOLOGY HOLDINGS INC.

By

Name:

Title:

AGENT USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 4

EXHIBIT C

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME

Fax To:	Date:

LOAN PAYMENT:    ALX ONCOLOGY HOLDINGS INC., ALEXO THERAPEUTICS INTERNATIONAL, AND SIRPANT THERAPEUTICS

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Term Loan Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete on the date of the request for an advance

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

Schedule 5

EXHIBIT D

DISBURSEMENT LETTER

[DATE]

The undersigned, being the duly elected and acting                      of         (i)         ALEXO THERAPEUTICS INTERNATIONAL, an exempted company incorporated under the laws of the Cayman Islands (“Alexo”), (ii) SIRPANT THERAPEUTICS, an exempted company incorporated under the laws of the Cayman Islands (“Sirpant”), and (iii) ALX ONCOLOGY HOLDINGS INC., a Delaware corporation (“ALX”; together with Sirpant and Alexo, individually and collectively, jointly and severally, the “Borrower”), does hereby certify to (a) SILICON VALLEY BANK, a California corporation (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SILICON VALLEY BANK, a California corporation, as a lender, (c) WESTRIVER INNOVATION LENDING FUND VIII, L.P., a Delaware limited partnership (“WestRiver”), as a lender (SVB and WestRiver and each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”) in connection with that certain Loan and Security Agreement dated as of December 20, 2019, by and among Borrower, Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.    The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2.    No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.    Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.    All conditions referred to in Section 3 of the Loan Agreement to the making of a Credit Extension to be made on or about the date hereof have been satisfied or waived by Agent.

5.    No Material Adverse Change has occurred.

6.    The undersigned is an Authorized Signer.

[Balance of Page Intentionally Left Blank]

7A. The proceeds of the Term Loan Advance shall be disbursed as follows:

Disbursement from SVB:
Loan Amount	$
Plus:
—Deposit Received	$

Less:
—[Interim Interest]	($	)
—Lender’s Legal Fees	($	)*

Net Proceeds due from SVB:	$

Disbursement from WestRiver:
Loan Amount	$
Plus:
—Deposit Received	$

Less:
—[Interim Interest]	($	)

Net Proceeds due from WestRiver:	$

Disbursement from Agent (cumulative and not duplicative of the amounts set forth above):
Loan Amount
Plus:	$
—Deposit Received	$

Less:
—[Interim Interest]	($	)
—Lender’s Legal Fees	($	)*

Net Proceeds due from Agent:	$

TOTAL TERM LOAN ADVANCE NET PROCEEDS FROM LENDERS	$

7B.    Funds from [                ] (“Borrower”) Designated Deposit Account shall be disbursed as follows:

SVB:

Term Loan Fees	$
Lender’s Legal Fees	$

WestRiver: Designated Deposit Account:

Term Loan Fees	$
Total Funds due from [ ] (“Borrower”)	$

*	Legal fees and costs are through the Effective Date. Post-closing legal fees and costs, payable after the Effective Date, to be invoiced and paid post-closing.

8A. The aggregate net proceeds of the Term Loan Advance shall be transferred to the Designated Deposit Account as follows:

Account Name:
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive Santa Clara, California 95054
Account Number:
ABA Number:

8B. Borrower authorized SVB to debit the Total Funds from the Designated Deposit Account set forth below:

Account Name:
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive Santa Clara, California 95054
Account Number:
ABA Number:

[Balance of Page Intentionally Left Blank]

Dated as of the date first set forth above.

BORROWER:

ALEXO THERAPEUTICS INTERNATIONAL

By
Name:
Title:

SIRPANT THERAPEUTICS

By
Name:
Title:

ALX ONCOLOGY HOLDINGS INC.

By
Name:
Title:

LENDER:

SILICON VALLEY BANK

By
Name:
Title:

LENDER:

WESTRIVER INNOVATION LENDING FUND VIII, L.P.

By
Name:
Title: